EXHIBIT 21.1

                     Subsidiaries of Small Business Issuer
                     -------------------------------------

1. MadeMyWay.Com (Became Inactive During The 2001 Fiscal Year And The Investment Was Written Off).

2.    Peripheral Equipment Corporation.